EXHIBIT 24

OHIO POWER COMPANY
June 30, 2009

The Chairman outlined a proposed financing program through June 30, 2010 of the Company involving the issuance and sale, either at competitive bidding, through a negotiated public offering with one or more agents or underwriters or through private placement, of up to $500,000,000 (or its equivalent in another currency or composite currency) aggregate principal amount of debt securities comprised of unsecured promissory notes in one or more new series, each series to have a maturity of not more than 60 years (“Debt Securities”).  He then stated that, as an alternative to issuing Debt Securities, the Company may issue one or more unsecured promissory notes (“AEP Notes”) to American Electric Power Company, Inc. (“AEP”) in an aggregate principal amount of up to $500,000,000.  AEP Notes would be issued in compliance with the orders of The Public Utilities Commission of Ohio and any applicable rules of the Federal Energy Regulatory Commission.  The Chairman stated that the aggregate amount of Debt Securities and AEP Notes issued will not exceed $500,000,000.

The Chairman explained that it was proposed that the proceeds to be received in connection with the proposed sale of Debt Securities and the AEP Notes would be added to the general funds of the Company and used to redeem directly or indirectly long-term debt, to refund directly or indirectly preferred stock, to repay short-term debt at or prior to maturity, to reimburse the Company's treasury for expenditures incurred in connection with its construction program, to replenish working capital and for other corporate purposes.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that the proposed financing program of this Company, as outlined at this meeting, be, and the same hereby is, in all respects ratified, confirmed and approved; and further

RESOLVED, that the proper persons be, and they hereby are, authorized to take all steps necessary, or in their opinion desirable, to carry out the financing program outlined at this meeting.

The Chairman informed the meeting that the Company has executed and filed an application with The Public Utilities Commission of Ohio (“PUCO”) seeking authorization for the issuance of Debt Securities and AEP Notes through May 31, 2010 and that PUCO approved such application in an order dated June 17, 2009.  He then stated that it may be necessary to file one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended, and to register or qualify the securities to be sold pursuant to such financing program under the “blue sky” laws of various jurisdictions.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that with respect to the proposed financing program approved at this meeting, the actions taken by the officers of this Company in connection with the execution and filing on behalf of the Company of the necessary application with The Public Utilities Commission of Ohio be, and they hereby are, ratified, confirmed and approved in all respects; and further

RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to execute and file with the Securities and Exchange Commission ("SEC") on behalf of the Company one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended; and further

RESOLVED, that it is desirable and in the best interest of the Company that the Debt Securities be qualified or registered for sale in various jurisdictions; that (i) the Chairman of the Board, the President, the Treasurer or any Assistant Treasurer of the Company or (ii) the President-Utility Group the Chief Operating Officer or any Executive Vice President of American Electric Power Service Corporation (“Authorized Persons”) be, and they hereby are, authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Debt Securities of the Company as said Authorized Persons may deem advisable; that said Authorized Persons are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such Authorized Persons of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and further

RESOLVED, that the Authorized Persons be, and they hereby are, authorized and directed to take any and all further action in connection therewith, including the execution and filing of such amendment or amendments, supplement or supplements and exhibit or exhibits thereto as they may deem necessary or desirable.

The Chairman indicated to the meeting that it may be desirable that the Debt Securities be listed on the New York Stock Exchange and in connection with any such application, to register the Debt Securities under the Securities Exchange Act of 1934, as amended.

Thereupon, it was, on motion duly made and seconded, unanimously

RESOLVED, that the officers of this Company be, and they hereby are, authorized, in their discretion, to make one or more applications, on behalf of this Company, to the New York Stock Exchange for the listing of up to $500,000,000 aggregate principal amount of Debt Securities; and further

RESOLVED, that Holly Keller Koeppel, Charles E. Zebula and Renee V. Hawkins, or any one of them, be, and they hereby are, designated to appear before the New York Stock Exchange with full authority to make such changes in any such application or any agreements relating thereto as may be necessary or advisable to conform with the requirements for listing; and further

RESOLVED, that the Authorized Persons (as previously defined) be, and they hereby are, authorized to execute and file, on behalf of this Company, one or more applications for the registration of up to $500,000,000 aggregate principal amount of Debt Securities with the SEC pursuant to the provisions of the Securities Exchange Act of 1934, as amended, in such form as the officers of this Company executing the same may determine; and further

RESOLVED, that the Authorized Persons be, and each of them hereby is, authorized, in the event any said application for listing is made, to execute and deliver on behalf of this Company an indemnity agreement in such form, with such changes therein as the Authorized Persons executing the same may approve, their execution to be conclusive evidence of such approval; and further

RESOLVED, that the Authorized Persons be, and each of them hereby is, authorized to take any other action and to execute any other documents that in their judgment may be necessary or desirable in connection with listing the Debt Securities on the New York Stock Exchange.

The Chairman noted that Registration Statements are effective for several years after filing, and that the Company may file a Registration Statement to register an amount of Debt Securities sufficient to cover the anticipated financing needs of the Company over a multiyear period.  The Chairman further stated that, in connection with the filing with the SEC of one or more Registration Statements relating to the proposed issuance and sale of up to $750,000,000 of Debt Securities over the next several years, there was to be filed with the SEC a Power of Attorney, dated June 30, 2009, executed by the officers and directors of this Company appointing true and lawful attorneys to act in connection with the filing of such Registration Statement(s) and any and all amendments thereto.

Thereupon, on motion duly made and seconded, the following preambles and resolutions were unanimously adopted:

WHEREAS, the Company proposes to file with the SEC one or more Registration Statements for the registration pursuant to the applicable provisions of the Securities Act of 1933, as amended, of up to $750,000,000 aggregate principal amount of Debt Securities, in one or more new series, each series to have a maturity of not less than nine months and not more than 60 years; and

WHEREAS, in connection with said Registration Statement(s), there is to be filed with the SEC a Power of Attorney, dated June 30, 2009, executed by certain of the officers and directors of this Company appointing Michael G. Morris, Holly Keller Koeppel, Charles E. Zebula and Renee V. Hawkins, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

NOW, THEREFORE, BE IT

RESOLVED, that each and every one of said officers and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

RESOLVED, that any and all action hereafter taken by any of said named attorneys under said Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

RESOLVED, that said Registration Statement(s) and any amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.

The Chairman advised the meeting that it was proposed to designate independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Debt Securities proposed to be issued and sold in connection with the proposed financing program of the Company.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that Dewey & LeBoeuf LLP be, and said firm hereby is, designated as independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Debt Securities of this Company proposed to be issued and sold in connection with the proposed financing program of this Company.

The Chairman stated that it may be desirable to enter into one or more hedge agreements, such as a forward starting swap, treasury lock agreement, treasury put option or interest rate collar agreement (“Hedge Agreement”) to protect against future interest rate movements in connection with the issuance of the Debt Securities.  He recommended that the Board authorize the appropriate persons to enter into one or more Hedge Agreements, provided that the amount covered by any Hedge Agreement is consistent with the approved AEP Interest Rate Risk Policy and any applicable regulatory orders.

Thereupon, it was, on motion duly made and seconded, unanimously

RESOLVED, that the Authorized Persons (as previously defined) be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, one or more Hedge Agreements in such form as shall be approved by the Authorized Person executing the same, such execution to be conclusive evidence of such approval, provided that the amount covered by any such Hedge Agreement is consistent with the approved AEP Interest Rate Risk Policy and any applicable regulatory orders; and further

RESOLVED, that the Authorized Persons be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

The Chairman stated that it may be desirable to enter into one or more interest rate management agreements, such as interest rate swaps, caps, collars, floors, options or hedging products such as forwards or futures, or similar products (“Interest Rate Management Agreements”), in each case to manage and minimize interest costs.  The transactions will be for a fixed period and a stated principal amount and may be for underlying fixed or variable obligations of the Company.  He recommended that the Board authorize the appropriate persons to enter into one or more Interest Rate Management Agreements, provided that any such Interest Rate Management Agreement shall conform to the approved AEP Interest Rate Risk Policy and any conditions that may be imposed by any regulatory body.

Thereupon, it was, on motion duly made and seconded, unanimously

RESOLVED, that the Authorized Persons (as previously defined) be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, one or more Interest Rate Management Agreements in such form as shall be approved by the Authorized Person executing the same, such execution to be conclusive evidence of such approval, provided that any such Interest Rate Management Agreement shall conform to the approved AEP Interest Rate Risk Policy and any conditions that may be imposed by any regulatory body; and further

RESOLVED, that the Authorized Persons be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

The Chairman explained that the Company could also enter into an Underwriting Agreement (“Underwriting Agreement”) with certain underwriters, under which the underwriters may purchase up to $500,000,000 aggregate principal amount of Debt Securities.  He recommended that the Board authorize the appropriate persons to enter into an Underwriting Agreement and determine the purchase price of the Debt Securities, provided that the price shall not be less than 95% (including compensation to the underwriters) of the aggregate principal amount of the Debt Securities.

Thereupon, it was, on motion duly made and seconded, unanimously

RESOLVED, that the Authorized Persons (as previously defined) be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, an Underwriting Agreement in such form as shall be approved by the Authorized Person executing the same, such execution to be conclusive evidence of such approval, provided that the purchase price of the Debt Securities shall not be less than 95% (including compensation to the underwriters) of the aggregate principal amount of the Debt Securities; and further

RESOLVED, that the Authorized Persons be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

The Chairman explained that the Company may issue and sell unsecured notes (“Notes”), which may include a put option or a call option or both, pursuant to an Underwriting Agreement or other agreement.  He further explained that, in order to enable the Company to perform its obligations under the Underwriting Agreement or other agreement approved at this meeting providing for the sale of up to $500,000,000 aggregate principal amount of the Notes, it was necessary that the Board authorize the execution and delivery of one or more Company Orders or Supplemental Indentures to the Indenture, dated as of September 1, 1997, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (the “Indenture”), in such form as shall be approved by the person executing the same, such execution to be conclusive evidence of such approval.  Alternatively, the Notes may be issued under a new indenture as may be supplemented and amended by one or more Company Orders or Supplemental Indentures or equivalent documentation.  The terms of each series of Notes will be established under a Company Order or a Supplemental Indenture.  The interest rate, maturity and certain other terms have not yet been determined.  The Chairman recommended that the Board authorize the appropriate persons to determine the financial terms and conditions of the Notes, including, without limitation, (i) the principal amount of the Notes to be sold in each offering; (ii) the interest or method of determining the interest on the Notes; (iii) the maturity (which shall not exceed 60 years from the date of issuance) and redemption provisions of the Notes; and (iv) such other terms and conditions as are contemplated or permitted by the Indenture, a new indenture, a Company Order or a Supplemental Indenture.  Any fixed interest rate applicable to the Notes would not exceed by more than 7.5% the yield to maturity on United States Treasury obligations of comparable maturity at the time of pricing of the Notes.  Any initial fluctuating interest rate applicable to the Notes would not exceed 10%.

Thereupon, it was, on motion duly made and seconded, unanimously

RESOLVED, that the Authorized Persons (as previously defined) and the Secretary or an Assistant Secretary of the Company be, and they hereby are, authorized to create up to $500,000,000 aggregate principal amount of Notes to be issued under the Indenture or a new indenture and one or more Supplemental Indentures or Company Orders or equivalent documentation, in such form as shall be approved by the Authorized Persons and the Secretary or an Assistant Secretary of the Company executing the same, such execution to be conclusive evidence of such approval, and with such financial terms and conditions as determined by the Authorized Persons and the Secretary or an Assistant Secretary of the Company, pursuant to the Indenture or a new indenture and one or more Supplemental Indentures or Company Orders or equivalent documentation, and with either a fixed rate of interest which shall not exceed by more than 7.5% the yield to maturity on United States Treasury obligations of comparable maturity at the time of pricing of the Notes or at an initial fluctuating rate of interest which at the time of pricing would not exceed 10%, or at a combination of such described fixed or fluctuating rates, and to specify the maturity, redemption or tender provisions and other terms, at the time of issuance thereof with the maturity not to exceed 60 years; and further

RESOLVED, that the Authorized Persons and the Secretary or an Assistant Secretary of the Company be, and they hereby are, authorized and directed to execute and deliver, on behalf of this Company, one or more Supplemental Indentures or Company Orders, specifying the designation, terms, redemption provisions and other provisions of the Notes and providing for the creation of each series of Notes, each such instrument to be substantially in the form as shall be approved by the Authorized Person and the Secretary or an Assistant Secretary of the Company executing the same, such execution to be conclusive evidence of such approval; that Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) or any assignee or successor thereto or another trustee under a new indenture is hereby requested to join in the execution of any Supplemental Indenture or Company Order, as Trustee; and further

RESOLVED, that the Authorized Persons and the Secretary or an Assistant Secretary of the Company be, and they hereby are, authorized and directed to execute and deliver, on behalf of this Company, to the extent not determined in a Supplemental Indenture or Company Order, a certificate requesting the authentication and delivery of any such Notes and establishing the terms of any tranche of such series or specifying procedures for doing so in accordance with the procedures established in the Indenture or any new indenture; and further

RESOLVED, that the Authorized Persons and the Secretary or an Assistant Secretary of the Company be, and they hereby are, authorized and directed to execute in accordance with the provisions of the Indenture or any new indenture (the signatures of such Authorized Persons and the Secretary or an Assistant Secretary of the Company to be effected either manually or by facsimile, in which case such facsimile is hereby adopted as the signature of such Authorized Persons and the Secretary or an Assistant Secretary of the Company thereon), and to deliver to Deutsche Bank Trust Company Americas, as Trustee under the Indenture, or any assignee or successor thereto or another trustee under a new indenture, the Notes in the aggregate principal amount of up to $500,000,000 as definitive fully registered bonds without coupons in such denominations as may be permitted under the Indenture; and further

RESOLVED, that if any Authorized Person or the Secretary or an Assistant Secretary of the Company who signs, or whose facsimile signature appears upon, any of the Notes ceases to be an Authorized Person and the Secretary or an Assistant Secretary of the Company prior to their issuance, the Notes so signed or bearing such facsimile signature shall nevertheless be valid; and further

RESOLVED, that, subject as aforesaid, Deutsche Bank Trust Company Americas, as such Trustee, or any assignee or successor thereto or another trustee under a new indenture, be, and it hereby is, requested to authenticate, by the manual signature of an authorized officer of such Trustee, the Notes and to deliver the same from time to time in accordance with the written order of this Company signed in the name of this Company by the Authorized Persons and the Secretary or an Assistant Secretary of the Company; and further

RESOLVED, that Thomas G. Berkemeyer of Hilliard, Ohio, Ann B. Graf of Columbus, Ohio, David C. House of Lewis Center, Ohio, William E. Johnson of Gahanna, Ohio, and Anne M. Vogel of Columbus, Ohio, attorneys and employees of American Electric Power Service Corporation, an affiliate of this Company, be, and each of them hereby is, appointed Counsel to render any Opinion of Counsel required by the Indenture or any new indenture in connection with the authentication and delivery of the Notes; and further

RESOLVED, that the office of Deutsche Bank Trust Company Americas, at 60 Wall Street, in the Borough of Manhattan, The City of New York or such other office of any assignee or successor thereto or another trustee under a new indenture as may be agreed to by the Company, be, and it hereby is, designated as the office or agency of this Company, in accordance with the Indenture or any new indenture, for the payment of the principal of and the interest on the Notes, for the registration, transfer and exchange of Notes and for notices or demands to be served on the Company with respect to the Notes; and further

RESOLVED, that said Deutsche Bank Trust Company Americas or any assignee or successor thereto or another trustee under a new indenture as may be designated by the Company, be, and it hereby is, appointed the withholding agent and attorney of this Company for the purpose of withholding any and all taxes required to be withheld by the Company under the Federal revenue acts from time to time in force and the Treasury Department regulations pertaining thereto, from interest paid from time to time on the Notes, and is hereby authorized and directed to make any and all payments and reports and to file any and all returns and accompanying certificates with the Federal Government which it may be permitted or required to make or file as such agent under any such revenue act and/or Treasury Department regulation pertaining thereto; and further

RESOLVED, that the Authorized Persons and the Secretary or an Assistant Secretary of the Company be, and they hereby are, authorized and directed to effect transfers and exchanges of the Notes, pursuant to the Indenture or any new indenture without charging a sum for any Note issued upon any such transfer or exchange other than a charge in connection with each such transfer or exchange sufficient to cover any tax or other governmental charge in relation thereto; and further

RESOLVED, that Deutsche Bank Trust Company Americas or any assignee or successor thereto or another trustee under a new indenture as may be designated by the Company be, and it hereby is, appointed as Note Registrar in accordance with the Indenture; and further

RESOLVED, that the Authorized Persons and the Secretary or an Assistant Secretary of the Company be, and they hereby are, authorized and directed to execute such instruments and papers and to do any and all acts as to them may seem necessary or desirable to carry out the purposes of the foregoing resolutions.

The Chairman further stated that it would be desirable to authorize the appropriate persons, on behalf of the Company, to issue one or more unsecured promissory notes to American Electric Power Company, Inc. (“AEP”) in an aggregate principal amount of up to $500,000,000 on such terms as are consistent with (i) the financing authority granted by the Public Utilities Commission of Ohio (“PUCO”) and (ii) any applicable rules of the Federal Energy Regulatory Commission (“FERC”) and regulations thereunder.

Thereupon, upon motion duly made and seconded, it was unanimously

RESOLVED, that the Authorized Persons (as previously defined) of this Company be, and each of them hereby is, authorized, in the name and on behalf of this Company, to borrow from AEP up to $500,000,000, upon such terms as are consistent with (i) the financing authority granted by the PUCO and (ii) any applicable rules of the FERC and regulations thereunder.

OHIO POWER COMPANY
POWER OF ATTORNEY

Each of the undersigned directors or officers of OHIO POWER COMPANY, an Ohio corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements for the registration thereunder of up to $750,000,000 aggregate principal amount of its Debt Securities, including up to $750,000,000 of new indebtedness, comprised of unsecured promissory notes in one or more new series, each series to have a maturity not exceeding 60 years, or one or more post-effective Registration Statements (including amended Registration Statements), including any such post-effective amendment pursuant to Rule 462(b), does hereby appoint MICHAEL G. MORRIS, HOLLY KELLER KOEPPEL, CHARLES E. ZEBULA and RENEE V. HAWKINS his or her true and lawful attorneys, and each of them his or her true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him or her and in his or her name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF the undersigned have hereunto set their hands and seals this 30th day of June, 2009.

/s/ Michael G. Morris                                                /s/ Brian X. Tierney
Michael G. Morris                                             L.S.                      Brian X. Tierney                                                         L.S.

/s/ Nicholas K. Akins                                                /s/ Richard E. Munczinski
Nicholas K. Akins                                             L.S.                      Richard E. Munczinski                                              L.S.

/s/ Carl L. English                                                       /s/ Robert P. Powers
Carl L. English                                                   L.S.                       Robert P. Powers                                                       L.S.

/s/ John B. Keane                                                      /s/ Susan Tomasky
John B. Keane                                                   L.S.                      Susan Tomasky                                                          L.S.

/s/ Holly Keller Koeppel                                                               /s/ Dennis E. Welch
Holly Keller Koeppel                                        L.S.                      Dennis E. Welch                                                        L.S.